UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2017, Rigel Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) entered into Amendment No. 1 (the “Amendment”) to the Controlled Equity OfferingSM Sales Agreement, dated August 18, 2015 (the “Original Agreement” and as so amended, the “Sales Agreement”), with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which the Company may offer and sell, from time to time, through Cantor additional shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $40.0 million (such shares, the “Additional Shares”). The Additional Shares are in addition to the shares of Common Stock sold under the Original Agreement. As of immediately prior to the Amendment, no shares of Common Stock remained unsold under the Original Agreement. The issuance and sale of the Additional Shares under the Sales Agreement is subject to the continued effectiveness of the Company’s shelf registration statement on Form S-3, File No. 333-203956, initially filed with the Securities and Exchange Commission on May 7, 2015. We make no assurance as to the continued effectiveness of this shelf registration statement.

Under the Sales Agreement, Cantor may sell the Additional Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.  We may instruct Cantor not to sell the Additional Shares if the sales cannot be effected at or above the price designated by us from time to time.

We are not obligated to make any sales of the Additional Shares under the Sales Agreement. The offering of the Additional Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Additional Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Cantor or the Company, as permitted therein.

We will pay Cantor a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of the Additional Shares and have agreed to provide Cantor with customary indemnification and contribution rights.  We will also reimburse Cantor for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to (i) the Original Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2015, and (ii) the Amendment which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and in each case incorporated herein by reference.

The opinion of our counsel regarding the validity of the Additional Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.     Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit	Description

5.1	Opinion of Cooley LLP
10.1	Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement, dated May 30, 2017, by and between Rigel Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2017		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Cooley LLP
10.1	Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement, dated May 30, 2017, by and between Rigel Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Cooley LLP (included in Exhibit 5.1)